EXHIBIT 99.1

AWBC

September 20, 2004

AmericanWest Bancorporation
Contact:
Don Swartz, Chairman of the Board
Tim Cassels, Chief Financial Officer
(509) 467-6993

NEWS RELEASE

AMERICANWEST BANCORPORATION APPOINTS NEW PRESIDENT AND

CHIEF EXECUTIVE OFFICER

Spokane, Washington – September 20, 2004 - AmericanWest Bancorporation (Nasdaq: AWBC)

AmericanWest Bancorporation announced today the appointment of Robert M. Daugherty as President and Chief Executive Officer of AmericanWest Bancorporation and it subsidiary AmericanWest Bank, effective September 20, 2004. Mr. Daugherty is succeeding current President and Chief Executive Officer, Wes Colley.

“This appointment is a result of an exhaustive search as part of our ongoing succession planning,” said Don Swartz, chairman of the board of AWBC and AmericanWest Bank. “Our board spent countless hours over the past year to make this selection.”

Mr. Daugherty previously held the position of President and Chief Executive Officer of Humboldt Bancorporation and Humboldt Bank of California. Prior to Humboldt, Mr. Daugherty held the position of President, Chief Executive Officer and Chairman of the Board of Draper Bank & Trust of Utah. In addition, he has spent time in the Zions and US Bank organizations and currently serves as the President Elect and a board member for the Western Independent Bankers Association. Mr. Daugherty brings more than 30 years of banking experience and knowledge to the position.

“Mr. Daugherty brings the experience, knowledge and enthusiasm to our company to expand and build upon the progress we have made to date. We feel he has the experience and skill set to take us forward in the future,” said Swartz.

MISSION STATEMENT:

The mission of AmericanWest Bancorporation is to provide all employees with a positive environment in which to maximize their contributions to our success and attain their career goals; in order to be responsive to customer needs, and partner in helping individuals and businesses in our markets achieve their financial goals, in order to optimize long-term shareholder value and to provide a superior rate of return on shareholder investment.

AWBC

September 20, 2004

AmericanWest Bancorporation is a community bank holding company with 44 offices located in Eastern Washington and Northern Idaho. For further information on the Company or to access Internet banking, please visit our web site at www.awbank.net.

FORWARD LOOKING STATEMENTS:

This release contains certain forward-looking statements within the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements about the financial condition, results of operations, future financial targets and earnings outlook of the Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, impact of the current national and regional economy on small business loan demand in the Company’s market, loan delinquency rates, changes in portfolio composition, the bank’s ability to attract quality commercial business, interest rate movements and the impact on margins such movement may cause, changes in the demographic makeup of the Company’s market, fluctuation in demand for the Company’s products and services, the Company’s ability to attract and retain qualified people, regulatory changes, competition with other banks and financial institutions, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as “targets,” “expects,” “anticipates,” “believes,” other similar expressions or future or conditional verbs such as “will,” “may,” “should,” “would,” and “could” are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereto. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA’s safe harbor provisions.